Exhibit 99.1

     Benihana Inc. Reports Improved Fiscal Second Quarter Operating Results

     MIAMI--(BUSINESS WIRE)--Nov. 16, 2004--Benihana Inc. (NASDAQ:BNHNA and
BNHN), operator of one of the nation's largest chains of Asian restaurants, today reported improved operating results for the second fiscal quarter (twelve weeks) ended October 10, 2004.
     For the fiscal second quarter, total revenues amounted to $48.1 million, compared with $44.2 million in the corresponding year-ago quarter, a gain of 8.8%. Gross profit (restaurant sales less cost of food and beverage sales) amounted to $36.1 million, compared with $32.7 million a year ago, an increase of 10.6%, and the margins on food and beverage improved to 75.6% from 74.4% in the corresponding year-ago quarter. Income from operations rose to $2.8 million, compared with $2.4 million in the second quarter of fiscal 2004, a gain of 15.5%. Net income rose 13.6%, to $1.7 million, from $1.5 million a year ago, and net income attributable to common stockholders increased 4.6% to $1.5 million. Diluted earnings per share equaled $0.16 per share for both quarters, with 12% more shares outstanding in the fiscal 2005 second quarter compared to the corresponding year-earlier quarter.
     The gains were achieved despite approximately $655,000 in legal expenses ($0.04 per fully diluted share) during the quarter in connection with the litigation commenced by Benihana of Tokyo, Inc., and also the impact of hurricanes in Florida, which forced the closure of several restaurants for short periods.
     "Benihana has made notable progress in the second quarter, typically our Company's slowest period," said Joel A. Schwartz, CEO and President. "Together with moderating commodity costs and effective price increases at our teppanyaki restaurants, as well as positive and growing contributions from our other restaurant concepts, Haru and RA Sushi, we head into the second half of fiscal 2005 in a strong position. The Benihana family of Japanese restaurants continues to expand and we anticipate that the balance of our historic 40th year in business will prove highly satisfactory."

     Restaurant Operating Results

     Consolidated restaurant sales rose 8.8%, to $47.8 million, from $43.9 million a year ago. Comparable sales increases contributed $2.7 million to the year over year increase, new restaurants added $3.6 million of the increase and were offset by approximately $2.4 million attributable to units closed and undergoing remodeling in the current period. Restaurant operating profit (ROP) totaled $7.7 million, a 20.9% increase over the $6.4 million a year ago, and ROP margins increased to 16.2%, from 14.6% in the corresponding year-ago quarter.
     While workers compensation insurance costs continued to rise sharply, total labor and related costs, as a percentage of restaurant sales, improved to 35.6%, from 36.3% a year ago. Restaurant operating expenses increased 8.1%, but as a percentage of restaurant sales improved to 59.5%, from 59.9% a year ago. Commodity costs remained essentially level with the preceding first fiscal quarter, and were down slightly from the year ago quarter, on average, contributing to an improvement of cost of food and beverage sales in the quarter to 24.4% of restaurant sales, compared with 25.6% in the corresponding year ago period.
     As previously reported, comparable sales for the second quarter rose 6.5%, with the teppanyaki restaurants posting a 6.4% increase. An average 2% - 3% increase in teppanyaki menu prices did not affect traffic in those restaurants, which increased 2.9% in the second quarter over a year ago, while also contributing to an average 3.1% increase in average check size. Haru posted a 4.1% comparative increase in sales, despite the Republican National Convention in New York City that resulted in fewer non-convention visitors and more residents leaving the city during the month of August. RA Sushi comparative sales increased 13.1% for the quarter.

     First Half Results

     For the first six months ended October 10, 2004 (seven periods), total revenues increased 7.8%, to $113.5 million. Gross profit was up 7.9%, to $83.8 million, with a gross margin of 74.3%, remaining unchanged from the corresponding year-ago period, when expressed as a percentage of restaurant sales. Net income amounted to $3.6 million, compared with $4.4 million, a year earlier. Net income attributable to common stockholders totaled $3.4 million, or $0.35 per diluted share, compared with $4.4 million, or $0.49 per diluted share, a year earlier.

     Outlook

     During the quarter, teppanyaki restaurants in San Francisco, CA, and Manhasset, NY, were closed for renovation. At RA Sushi, a new restaurant opened subsequent to quarter-end in Las Vegas, NV. A lease was signed for a RA Sushi in Houston, TX, which, along with the Huntington Beach, CA unit currently under development, will bring to ten the total number of RA Sushi units. Also under development are Harus in Philadelphia, PA, and Gramercy Park, in downtown New York City, both of which are slated to open in early calendar 2005. A new lease was entered into for a teppanyaki restaurant in Miramar, FL and there is also another teppanyaki restaurant under development in Coral Gables, FL. The Miramar unit will be the first unit employing the new prototype design developed with WD Partners.
     The Company is estimating an increase in comparable restaurant sales of 1-1.5% for the third fiscal quarter (12 weeks) ending January 4, 2005. Net income per diluted share is anticipated to approximate $0.19 to $0.21.

     About Benihana

     Benihana, now in its 40th year and one of the nation's largest chains of Asian restaurants, currently operates 70 restaurants nationwide, including 56 Benihana teppanyaki restaurants, five Haru sushi restaurants, eight RA Sushi Bar Restaurants and one Doraku restaurant. Under development at present are six restaurants - two Benihana teppanyaki restaurants, two Haru units and two RA Sushi restaurants. In addition, a total of 23 franchised Benihana teppanyaki restaurants are now open or under development in the U.S. and Latin America.

     Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under Federal Securities Laws. "Forward-looking statements" are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, changes in customers' tastes and preferences, acceptance of the Company's concepts in new locations, obtaining qualified personnel, industry cyclicality, fluctuations in customer demand, the seasonal nature of the business, fluctuations of commodities costs, the ability to complete construction of new units in a timely manner, obtaining governmental permits on a reasonably timely basis, and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release, including the litigation commenced by Benihana of Tokyo, Inc.

     Conference Call Scheduled

     A conference call conducted by Benihana Inc. management will take place on Tuesday, November 16, 2004, at 11:00 A.M. (ET). You may listen over the Internet at http://www.benihana.com. To listen to the live call on the Internet, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available two hours after the end of the live call, through midnight November 30, 2004. For replay, dial 877-519-4471 and use PIN number 5364038.


Benihana Inc.
Consolidated Statements of Operations
(Unaudited)

                                        Three Periods Ended
                               (amounts in thousands except per share
                                   data and shares and equivalents
                                             outstanding)

                                October    October
                                10, 2004   12, 2003 $ Change  % Change

Restaurant sales                  $47,801   $43,925   $3,876      8.8%
Franchise fees & royalties            309       310       (1)    -0.3%
                              ----------------------------------------
                                   48,110    44,235    3,875      8.8%
Cost of food & beverage sales      11,652    11,232      420      3.7%
                              ----------------------------------------
Gross profit                       36,149    32,693    3,456     10.6%
                              ----------------------------------------
Restaurant operating expenses:
Labor and related costs            16,994    15,928    1,066      6.7%
Restaurant supplies                   920       875       45      5.1%
Credit card discounts                 855       741      114     15.4%
Utilities                           1,279     1,218       61      5.0%
Occupancy costs                     2,860     2,536      324     12.8%
Depreciation and amortization       2,132     1,875      257     13.7%
Other restaurant operating
 expenses                           3,385     3,131      254      8.1%
                              ----------------------------------------
Total restaurant operating
 expenses                          28,425    26,304    2,121      8.1%
                              ----------------------------------------
Restaurant operating profit         7,724     6,389    1,335     20.9%
Restaurant opening costs              299       590     (291)   -49.3%
Marketing, general and
 administrative expenses            4,949     3,697    1,252     33.9%
                              ----------------------------------------
Income from operations              2,785     2,412      373     15.5%
Interest expense, net                  72        84      (12)   -14.3%
                              ----------------------------------------
Income before income taxes and
 minority interest                  2,713     2,328      385     16.5%
Income tax provision                  902       717      185     25.8%
                              ----------------------------------------
Income before minority
 interest                           1,811     1,611      200     12.4%
Minority interest                     150       149        1      0.7%
                              ----------------------------------------
Net income                          1,661     1,462      199     13.6%
                              ----------------------------------------
Less: Accretion of issuance
 costs and preferred stock
 dividends                            132         -      132        -
                              ----------------------------------------
Net income attributable to
 common stockholders               $1,529    $1,462      $67      4.6%
                              ========================================
Basic earnings per share            $0.17     $0.17       $-      0.0%
                              ========================================
Diluted earnings per share          $0.16     $0.16       $-      0.0%
                              ========================================
Shares and equivalents
 outstanding                   10,266,000 9,120,000



                                          Three Periods Ended

                                 October   October
                                 10, 2004  12, 2003 $ Change  % Change
Sales by concept:
   Benihana                       $38,614   $36,432   $2,182      6.0%
   Haru                             5,222     5,014      208      4.1%
   RA Sushi                         3,636     2,164    1,472     68.0%
   Sushi Doraku                       329       315       14      4.4%
                              -------------------------------
Total restaurant sales            $47,801   $43,925   $3,876      8.8%
                              ===============================

Comparable sales by concept:
   Benihana                       $36,170   $33,991   $2,179      6.4%
   Haru                             5,222     5,014      208      4.1%
   RA Sushi                         2,448     2,164      284     13.1%
   Sushi Doraku                       329       315       14      4.4%
                              -------------------------------
Total restaurant comparable
 sales                            $44,169   $41,484   $2,685      6.5%
                              ===============================



                                 Three Periods Ended

                                  October   October
                                  10, 2004  12, 2003

Restaurant sales                   100.00%   100.00%
Cost of food and beverage
 sales                              24.38%    25.57%
                              ----------------------
Gross profit                        75.62%    74.43%
                              ----------------------
Restaurant operating expenses:
Labor and related costs             35.55%    36.26%
Restaurant supplies                  1.92%     1.99%
Credit card discounts                1.79%     1.69%
Utilities                            2.68%     2.77%
Occupancy costs                      5.98%     5.77%
Depreciation and amortization        4.46%     4.27%
Other restaurant operating
 expenses                            7.08%     7.13%
                              ----------------------
Total restaurant operating
 expenses                           59.47%    59.88%
                              ----------------------
Restaurant operating profit         16.15%    14.55%
                              ======================



                                        Seven Periods Ended
                               (amounts in thousands except per share
                                   data and shares and equivalents
                                             outstanding)

                                 October   October
                                 10, 2004  12, 2003 $ Change  % Change

Restaurant sales                 $112,735  $104,467   $8,268      7.9%
Franchise fees & royalties            766       870     (104)   -12.0%
                              ----------------------------------------
                                  113,501   105,337    8,164      7.8%
Cost of food & beverage sales      28,931    26,803    2,128      7.9%
                              ----------------------------------------
Gross profit                       83,804    77,664    6,140      7.9%
                              ----------------------------------------
Restaurant operating expenses:
Labor and related costs            40,144    37,695    2,449      6.5%
Restaurant supplies                 2,169     2,029      140      6.9%
Credit card discounts               2,008     1,813      195     10.8%
Utilities                           2,837     2,680      157      5.9%
Occupancy costs                     6,710     5,934      776     13.1%
Depreciation and amortization       4,914     4,228      686     16.2%
Other restaurant operating
 expenses                           7,926     7,408      518      7.0%
                              ----------------------------------------
Total restaurant operating
 expenses                          66,708    61,787    4,921      8.0%
                              ----------------------------------------
Restaurant operating profit        17,096    15,877    1,219      7.7%
Restaurant opening costs              553       833     (280)   -33.6%
Marketing, general and
 administrative expenses           11,280     8,710    2,570     29.5%
                              ----------------------------------------
Income from operations              6,029     7,204   (1,175)   -16.3%
Interest expense, net                 186       233      (47)   -20.2%
                              ----------------------------------------
Income before income taxes and
 minority interest                  5,843     6,971   (1,128)   -16.2%
Income tax provision                1,908     2,219     (311)   -14.0%
                              ----------------------------------------
Income before minority
 interest                           3,935     4,752     (817)   -17.2%
Minority interest                     362       338       24      7.1%
                              ----------------------------------------
Net income                          3,573     4,414     (841)   -19.1%
                              ----------------------------------------
Less: Accretion of issuance
 costs and preferred stock
 dividends                            158         -      158        -
                              ----------------------------------------
Net income attributable to
 common stockholders               $3,415    $4,414    $(999)   -22.6%
                              ========================================
Basic earnings per share            $0.37     $0.50   $(0.13)   -26.0%
                              ========================================
Diluted earnings per share          $0.35     $0.49   $(0.14)   -28.6%
                              ========================================

Shares and equivalents
 outstanding                   10,073,000 9,062,000



                                          Seven Periods Ended

                                 October    October
                                 10, 2004   12, 2003 $ Change % Change
Sales by concept:
   Benihana                       $91,098   $86,725   $4,373      5.0%
   Haru                            12,322    11,722      600      5.1%
   RA Sushi                         8,534     5,279    3,255     61.7%
   Sushi Doraku                       781       741       40      5.4%
                              -------------------------------
Total restaurant sales           $112,735  $104,467   $8,268      7.9%
                              ===============================

Comparable sales by concept:
   Benihana                       $85,821   $82,803   $3,018      3.6%
   Haru                            12,322    11,722      600      5.1%
   RA Sushi                         5,871     5,279      592     11.2%
   Sushi Doraku                       781       741       40      5.4%
                              -------------------------------
Total restaurant comparable
 sales                           $104,795  $100,545   $4,250      4.2%
                              ===============================



                                 Seven Periods Ended

                                  October   October
                                  10, 2004  12, 2003

Restaurant sales                   100.00%   100.00%
Cost of food and beverage
 sales                              25.66%    25.66%
                              ----------------------
Gross profit                        74.34%    74.34%
                              ----------------------
Restaurant operating expenses:
Labor and related costs             35.61%    36.08%
Restaurant supplies                  1.92%     1.94%
Credit card discounts                1.78%     1.74%
Utilities                            2.52%     2.57%
Occupancy costs                      5.95%     5.68%
Depreciation and amortization        4.36%     4.05%
Other restaurant operating
 expenses                            7.03%     7.09%
                              ----------------------
Total restaurant operating
 expenses                           59.17%    59.14%
                              ----------------------
Restaurant operating profit         15.17%    15.20%
                              ======================


     CONTACT: Benihana Inc.
              Joel A. Schwartz/Michael R. Burris
              305-593-0770
              or
              Anreder & Company
              Corporate Relations:
              Steven Anreder, 212-532-3232